FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 1999

                           First Commerce Bancshares, Inc.
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                  (Exact name of registrant as specified in its charter)

         Nebraska                   0-14277                   47-0683029
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(State or other jurisdiction)      (Commission               (IRS Employer
     incorporation)                File Number)           Identification No.)


         1248 O Street, Lincoln Nebraska                      68508-1424
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       (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code  (402) 434-4110
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     (Former name or former address, if changed since last report.)




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Events to be reported on:

Item 2.  Acquisition or Disposition of Assets.

On May 20, 1999, the Company's subsidiary, the National Bank of Commerce, issued a press release, that on May 19, 1999 it had purchased from Transcrypt, International a building located at 4800 Northwest 1st Street, in Lincoln Nebraska. The building contains 76,000 square feet with land for future expansion. Approximately half the building will be leased back to Transcrypt International. Total purchase price for the building was approximately $5.2 million. First Commerce owns 464,150 voting shares and 217,542 non-voting shares, or approximately 7.34%, of Transcrypt, International.

The National Bank of Commerce plans to use the building as its technology and data processing center. First Commerce Technologies, Inc., a wholly owned subsidiary of NBC, will be located in the building. First Commerce Technologies, Inc. provides a wide range of bank data processing solutions to over 300 banks located in 12 states. Other functions to be located in the building include credit card operations an mortgage banking operations.

Exhibits:

Exhibit  1:  Press  release  issued  on May  20,  1999 by the  National  Bank of
Commerce.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date  May 20, 1999                          First Commerce Bancshares, Inc.
      ------------                          -------------------------------
                                                   (Registrant)


                                            Donald D. Kinley
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                                            Senior Vice President and Treasurer
                                            (Chief Accounting Officer)








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Exhibit 1:


Date:                      May 20, 1999

Release Date:              Immediate

Contact:                   Brad Korell
                           President, National Bank of Commerce
                           434-4235
                           bkorell@fcbcorp.com

NATIONAL BANK OF COMMERCE ACQUIRES THE TRANSCRYPT BUILDING

New location to be used as its technology and data processing center.


On May 19, 1999, National Bank of Commerce acquired the Transcrypt Building located at 4800 Northwest 1st Street. The building contains 76,000 square feet with land for possible future expansion.

About half of the building will be leased to Transcrypt until needed for use by the National Bank of Commerce or related companies.

NBC plans to utilize the building as its technology and data processing center. First Commerce Technologies, Inc., a wholly owned subsidiary of NBC, will be located in the building. First Commerce Technologies provides a wide range of bank data processing solutions to over 300 banks located in 12 states. Data processing solutions include the development, assembling, and integration of information and data processing solutions.

Other functions to be located in the building include credit card operations and mortgage banking operations.

NBC President Brad Korell said, "This acquisition represents an ideal fit. While the building accommodates our growth needs, it will also house functions which we believe complement the University of Nebraska Technology Park. We have had several conversations with Tech Park officials and feel there are a number of ways we can cooperate to facilitate development of the Tech Park."

National Bank of Commerce website:                   www.banknbc.com